Exhibit 99.1

Revlon Names David L. Kennedy Interim CEO

Brings deep knowledge of Revlon as former President and CEO and Current Vice Chairman of Revlon’s Board

NEW YORK--(BUSINESS WIRE)--October 2, 2013--Revlon, Inc. (NYSE:REV) announced today that its Board of Directors has elected David L. Kennedy as Vice Chairman and Interim Chief Executive Officer. He succeeds Alan Ennis, who has decided to leave the Company to pursue other interests. Mr. Kennedy is currently Vice Chairman of the Company’s Board of Directors and served as a senior executive of Revlon from 2002 to 2009, including as President and CEO of Revlon from 2006 to 2009. Mr. Kennedy's appointment is effective immediately and Revlon anticipates the appointment of his successor in the near term.

Ronald Perelman, Chairman of Revlon's Board, said, "This is an exciting time for Revlon, which has enjoyed impressive growth, profitability and financial results which have enabled the transformative acquisition of The Colomer Group, including the Revlon Professional business (expected to close later this month), and the prior acquisitions of Pure Ice and SinfulColors. We believe David is the perfect choice to guide the Company in the interim period through its integration of The Colomer Group, including the Revlon Professional business, and the significant growth and profit opportunities presented by this acquisition. Alan has done a terrific job at Revlon and we appreciate Alan’s contributions and wish him continued success.”

Mr. Ennis said, "I've greatly enjoyed my tenure at Revlon, and I am proud of the results we have delivered. I believe we've laid a strong foundation for continued profitable growth and the ability to reap the full benefits of the impending acquisition of The Colomer Group, including the Revlon Professional business. However, I have come to the decision that it is best for me at this time to pursue other interests."

Mr. Kennedy, 66, joined Revlon in 2002 as Executive Vice President and President of Revlon International. In 2006 he was first appointed Chief Financial Officer of Revlon, Inc. and its wholly owned operating subsidiary, Revlon Consumer Products Corporation, and then President and CEO and member of the Board of Directors. Mr. Kennedy resigned as President and CEO in May 2009 and became Vice Chairman of the Board of Directors, as well as assuming other senior executive roles with MacAndrews & Forbes Holdings and Scientific Games Corporation. Mr. Kennedy's business career, spanning four decades, also includes several senior management and senior financial positions with The Coca-Cola Company and Coca-Cola affiliates, Columbia Pictures, and Ernst & Young.

About Revlon

Revlon is a global color cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirant deodorants and beauty care products company whose vision is Glamour, Excitement and Innovation through high-quality products at affordable prices. Revlon® is one of the strongest consumer brand franchises in the world. Revlon’s global brand portfolio includes Revlon® color cosmetics, Almay® color cosmetics, SinfulColors® color cosmetics, Pure Ice® color cosmetics, Revlon ColorSilk® hair color, Revlon® beauty tools, Charlie® fragrances, Mitchum® anti-perspirant deodorants, and Ultima II® and Gatineau® skincare. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchum.com. Corporate and investor relations information can be accessed at www.revloninc.com.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, statements as to (i) the Company's anticipated appointment of a successor president and chief executive officer in the near term, (ii) the Company’s belief that it has laid a strong foundation for continued profitable growth and ability to reap the full benefits of the impending acquisition of The Colomer Group, including the Revlon Professional business, including its transformative nature and significant growth and profit opportunities presented by this acquisition, (iii) the leadership of the Company under an interim chief executive officer, including with respect to the integration of The Colomer Group, including the Revlon Professional business, and (iv) the Company’s expectation of closing the acquisition of The Colomer Group later this month. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2012 Annual Report on Form 10-K that we filed with the SEC in February 2013 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2013 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including: (i) the failure to appoint a successor as president and chief executive officer in the near term, (ii) difficulties or delays in and/or the Company’s inability to successfully innovate, grow, increase sales of existing products, develop new products and expand into new channels or geographies, including due to difficulties, delays, unanticipated costs or the Company’s inability to launch innovative products, such as due to less than effective new product development; less than expected acceptance of the Company’s new products by consumers and/or retail customers; less than expected acceptance of the Company’s brand communication for such products by consumers and/or retail partners; less than expected levels of advertising and/or promotional activities for the Company’s new product launches; less than expected levels of execution with the Company’s retailers; less than anticipated sales of the Company’s new products as a result of consumer response to worldwide economic or other conditions; greater than expected volatility in the sales environment; more than anticipated returns for such products; actions by the Company’s customers impacting its sales, including in response to any decreased consumer spending in response to weak economic conditions or weakness in the cosmetics category in the mass retail and/or professional salon channels; adverse changes in currency exchange rates and/or foreign currency exchange controls; decreased sales of the Company's products as a result of increased competitive activities by the Company’s competitors; changes in consumer purchasing habits, including with respect to shopping channels; retailer inventory management; greater than expected impact from changes in retailer pricing or promotional strategies; greater than anticipated retailer space reconfigurations or reductions in retailer display space; less than anticipated results from the Company's existing or new products or from its advertising, promotional and/or marketing plans; or if the Company’s expenses, including, without limitation, for advertising, promotions and/or marketing activities or for sales returns related to any reduction of retail space, product discontinuances or otherwise, exceed the anticipated level of expenses, (iii) the inability to successfully integrate The Colomer Group, including the Revlon Professional business, and/or (iv) difficulties, delays or RCPC's inability to close the acquisition of The Colomer Group, in whole or in part, or changes in the expected timing of such transaction, such as due to unexpected events that could result in the unavailability of funds to finance such acquisition. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

CONTACT:
Media:
Revlon, Inc.
Kimberly Kress, 212-527-6135
Vice President, PR & Talent Mgmt.
Kimberly.kress@revlon.com